UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2001

TRANSWESTERN PUBLISHING COMPANY LLC
(Exact name of registrant as specified in its charter)

Delaware	333-42085	33-0778740

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8344 Clairemont Mesa Boulevard, San Diego, CA 92111
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
858-467-2800

Total No. of Pages: 2

Item 5: Other Events.
Item 7: Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES

Item 5: Other Events.

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by the registrant on April 16, 2001.

On April 16, 2001, the registrant filed a Current Report on Form 8-K to report that TransWestern Publishing Company LLC, a wholly-owned subsidiary of TransWestern Holdings, L.P., acquired 8 directories from Alliance Media Group, Inc. Pursuant to Item 7 of that Form 8-K, the registrant indicated that it would file certain financial information no later than the date required under Item 7 of Form
8-K. This Amendment is filed to report that such financial information is not required to be filed after further analysis of the most recent fiscal year-end financial statements provided by Alliance Media Group, Inc., pursuant to Rule 3-05 of Regulation S-X. As a result, the registrant will not be filing such financial information.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements — N/A

(b) Pro Forma Financial Statements — N/A

(c) Exhibits — None

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2001	TransWestern Publishing Company LLC

	By:	/s/ Joan M. Fiorito

Name: Joan M. Fiorito Title: Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)